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                                                                      EXHIBIT 19



                        Schedule of certain documents
                  substantially identical to filed documents
                   with parties thereto and other material
                              differing details
                        _____________________________

(19)(a) Additional parties to Special Deferred Compensation Agreement, as amended, in substantially the forms incorporated by reference to Exhibit (ix) to Form 10-K for the fiscal year ended June 24, 1977, to Exhibit (2) to Form 10-Q for the fiscal quarter ended September 23, 1983, and to Exhibit (19)(c) to Form 10-Q for the fiscal quarter ended September 30, 1986:

                             Christopher W. Snyder
                              John M. Stoner, Jr.

(19)(b) Additional parties to Severance Pay Agreement, as amended, in substantially the form incorporated by reference to Exhibit (xi) to Form 10-K for the fiscal year ended June 27, 1980, and to Exhibit 10(a) to Form 10-K for the fiscal year ended June 26, 1991:

                             Christopher W. Snyder
                              John M. Stoner, Jr.